United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2013
Date of Report (Date of earliest event reported)

SAKER AVIATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hangar Road, Avoca, Pennsylvania		18641
(Address of principal executive offices)		(Zip Code)

(570) 457-3400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2013, Saker Aviation Services, Inc. and its wholly-owned subsidiaries FBO Air Wilkes-Barre, Inc., FBO Air Garden City, Inc. and FirstFlight Heliports, LLC (collectively, the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with PNC Bank, National Association (the “Bank”). The Loan Agreement provides the Companies with (i) a $1,150,000 revolving line of credit (the “Revolving Line”), (ii) a $280,919 term loan facility (the “Term Loan”) and (iii) a $2,500,000 non-revolving acquisition line of credit (the “Convertible Line” and together with the Revolving Line and the Term Loan, collectively, the “New Credit Facilities”). Obligations under the New Credit Facilities are evidenced by the following (collectively, the “Notes”): (a) a Committed Line of Credit Note (for the Revolving Line), (b) a Term Note (for the Term Loan) and (c) a Convertible Line of Credit Note (for the Convertible Line). The Revolving Line has one year term. The Term Loan has a 35 month term. Upon the earlier of May 17, 2014 or the date on which the entire committed amount of the Convertible Line has been advanced by the Bank, the Convertible Line shall convert to a term loan with a term of no more than 60 months to be selected by the Company.

The Company entered into the Loan Agreement to, among other things, pay off and terminate its prior credit facility with Bank of America, N.A. (“BofA”) entered into on July 20, 2011 (the “Prior Credit Facility”) and to support the Company’s anticipated working capital needs. As of May 17, 2013, $581,527 was outstanding under the Prior Credit Facility. In order to pay off the amount outstanding under the Prior Credit Facility, the Term Loan was utilized in full and the Company immediately drew down $300,607 under the Revolving Line of the New Credit Facilities.

Amounts outstanding under the Revolving Line of the New Credit Facilities bear interest at a rate, which fluctuates daily, equal to the one-month LIBOR rate plus a 2.50% margin (i.e. 2.70% as of May 17, 2013). Amounts outstanding under the Term Loan and the Convertible Line of the New Credit Facilities bear interest at a rate, which fluctuates monthly, equal to the one-month LIBOR plus a 2.75% margin (i.e. 2.95% as of May 17, 2013). There is an unused fee on the Convertible Line equal to 1.50%, payable quarterly in arrears. All other payments under the New Credit Facilities are due monthly.

Under the Loan Agreement, the Companies have covenanted to maintain, on a combined basis, a Leverage Ratio (as defined in the Loan Agreement) of no greater than 2.25 to 1.00, measured on a quarterly basis beginning with the fiscal quarter ending on June 30, 2013. The Company has also covenanted under the Loan Agreement to maintain, on a combined basis, a Fixed Charge Coverage Ratio (as defined in the Loan Agreement) of no less than 1.10 to 1.00, measured on a quarterly basis beginning with the fiscal quarter ending on June 30, 2013.

In connection with the Loan Agreement, the Company granted the Bank a security interest in all the Company’s property pursuant to Security Agreements. The Loan Agreement, the Notes and the Security Agreements contain such other terms and conditions customary to similar agreements.

Copies of the Loan Agreement, the Notes and the Security Agreements will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2013. The above summary of the terms of the Loan Agreement, the Notes and Security Agreements are qualified in their entirety by reference to the actual texts of such agreements.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

  The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013		saker aviation services, inc.

	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer